UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2012

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania		18015-1360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The following is a summary of the items considered by stockholders and the corresponding voting results at the OraSure Technologies, Inc. (the “Company”) Annual Meeting of Stockholders held on May 15, 2012:

Item 1 – Election of Class III Directors for Terms Expiring at the 2015 Annual Meeting of Stockholders.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Michael Celano	34,979,229	1,471,667	8,565,422
Douglas A. Michels	34,813,668	1,637,228	8,565,422
Charles W. Patrick	34,987,129	1,463,767	8,565,422

Item 2 – Ratification of Appointment of KPMG, LLP as the Company’s Independent Registered Public Accounting Firm for 2012.

Votes For	Votes Against	Abstentions

44,559,964	433,429	22,925

Item 3 – Non-Binding Advisory Resolution Approving Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes

30,815,374	5,601,807	33,715	8,565,422

Item 7.01 – Regulation FD Disclosure.

On May 15, 2012, the Company issued a press release announcing the results of the U.S. Food and Drug Administration’s Blood Products Advisory Committee review of the Company’s application for premarket approval of its OraQuick® In-Home HIV test for sale in the U.S. consumer or over-the-counter market. A copy of the press release is attached as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99	Press Release, dated May 15, 2012, announcing the results of the U.S. Food and Drug Administration’s Blood Products Advisory Committee review of the Company’s application for premarket approval of its OraQuick® In-Home HIV test for sale in the U.S. consumer or over-the-counter market.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: May 16, 2012	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

99	Press Release, dated May 15, 2012, announcing the results of the U.S. Food and Drug Administration’s Blood Products Advisory Committee review of the Company’s application for premarket approval of its OraQuick® In-Home HIV test for sale in the U.S. consumer or over-the-counter market.